Exhibit 16.1

December 18, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: Staffing 360 Solutions, Inc.

Commission File Number 001-37575

Ladies and Gentlemen:

We have read Item 4.01 of Staffing 360 Solutions, Inc.’s Form 8-K dated December 13, 2017 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP